Exhibit (d)(10)

FORM OF SUB-ADVISORY AGREEMENT

This SUB-ADVISORY AGREEMENT (the “Agreement”) is made as of this __ day of ___ 2021, by and between Exchange Traded Concepts, LLC, an Oklahoma limited liability company (the “Adviser”), and Kingsway Capital Partners Limited, a private limited company incorporate under the laws of England and Wales with a registered address of Eighth Floor, 6 New Street Square, New Fetter Lane, London, England, EC4A 3A, United Kingdom (the “Sub-Adviser”), with respect to each series of [ ] (the “Trust”) identified on Schedule A to this Agreement (each a “Fund” and collectively, the “Funds”).

WHEREAS, each of the Adviser and Sub-Adviser is registered as an investment adviser under the Investment Advisers Act of 1940 (the “Advisers Act”);

WHEREAS, the Adviser has entered into an investment advisory agreement (the “Investment Advisory Agreement”) with the Trust, an investment company registered under the Investment Company Act of 1940 (the “1940 Act”), pursuant to which the Adviser acts as investment adviser to the Funds; and

WHEREAS, the Adviser, with the approval of the Trust, desires to retain the Sub-Adviser to provide investment sub-advisory services in connection with the portfolio management of the Funds, and the Sub-Adviser is willing to render such investment sub-advisory services;

NOW, THEREFORE, the parties hereto agree as follows:

1.       Duties of the Sub-Adviser. Subject to supervision and oversight of the Adviser and the Board of Trustees (the “Board”), and in accordance with the terms and conditions of this Agreement, the Sub-Adviser shall manage the securities and other assets of the Funds (the “Assets”), including the purchase, retention and disposition of the Assets, in accordance with the Funds’ respective investment objectives, policies and restrictions as stated in each Fund’s prospectus and statement of additional information, as currently in effect and as amended or supplemented from time to time (referred to collectively as the “Prospectus”), and subject to the following:

(a)	The Sub-Adviser shall, subject to subparagraph (b) of this Section 1, determine from time to time what Assets will be purchased, retained or sold by the Funds, and what portion of the Assets will be invested or held uninvested in cash.

(b)	In the performance of its duties and obligations under this Agreement, the Sub-Adviser shall act in conformity with the Trust’s Declaration of Trust (as defined herein), as may be modified, amended or supplemented from time to time, the By-Laws of the Trust, as may be modified, amended or supplemented from time to time, the Prospectus, the reasonable instructions and directions of the Adviser and of the Board, the terms and conditions of exemptive and no-action relief granted to the Trust as amended from time to time and the Trust’s policies and procedures and will conform to and comply in all material respects with the requirements of the 1940 Act, the Advisers Act, the Internal Revenue Code of 1986, as amended (the “Code”) and all other applicable federal and state laws and regulations, as each is amended from time to time.

(c)	Unless responsibility for placing orders with respect to transactions in securities or other assets held or to be acquired by the Funds has been retained by the Adviser, the Sub-Adviser will place such orders with or through such persons, brokers or dealers chosen by the Sub-Adviser to carry out the policy with respect to brokerage set forth in the Funds’ Prospectus or as the Board or the Adviser may reasonably direct in writing from time to time, in conformity with all federal securities laws and subject to the following:

(i)	In executing Fund transactions and selecting brokers or dealers, the Sub-Adviser will use its best efforts to seek on behalf of each Fund the best overall terms available. In assessing the best overall terms available for any transaction, the Sub-Adviser shall consider all factors that it deems relevant, including the breadth of the market in the security, the price of the security, the financial condition and execution capability of the broker or dealer, and the reasonableness of the commission, if any, both for the specific transaction and on a continuing basis. Sub-Adviser shall have the express authority to negotiate, open, continue and terminate brokerage accounts and other trading arrangements with respect to all portfolio transactions entered into by Sub-Adviser for the Fund.

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(ii)	In evaluating the best overall terms available, and in selecting the broker-dealer to execute a particular transaction, the Sub-Adviser may also consider the brokerage and research services provided (as those terms are defined in Section 28(e) of the Securities Exchange Act of 1934 (the “Exchange Act”)). Consistent with any guidelines established by the Board and Section 28(e) of the Exchange Act, the Sub-Adviser is authorized to pay to a broker or dealer who provides such brokerage and research services a commission for executing a portfolio transaction for a Fund which is in excess of the amount of commission another broker or dealer would have charged for effecting that transaction if, but only if, the Sub-Adviser determines in good faith that such commission was reasonable in relation to the value of the brokerage and research services provided by such broker or dealer viewed in terms of that particular transaction or in terms of the overall responsibilities of the Sub-Adviser to its discretionary clients, including the Fund.

(iii)	The Sub-Adviser is authorized to allocate purchase and sale orders for securities to brokers or dealers (including brokers and dealers that are affiliated with the Adviser, the Sub-Adviser or the Trust’s principal underwriter) if the Sub-Adviser believes that the quality of the transaction and the commission are comparable to what they would be with other qualified firms. In no instance, however, will the Assets be purchased from or sold to the Adviser, the Sub-Adviser, the Trust’s principal underwriter, or any affiliated person of the Trust, the Adviser, the Sub-Adviser or the principal underwriter, acting as principal in the transaction, except to the extent permitted by the Securities and Exchange Commission (“SEC”) and the 1940 Act.

(iv)	When the Sub-Adviser deems the purchase or sale of a security to be in the best interest of a Fund as well as other clients of the Sub-Adviser, the Sub-Adviser may, to the extent permitted by applicable law and regulations, aggregate the order for securities to be sold or purchased. In such event, the Sub-Adviser will allocate securities so purchased or sold, as well as the expenses incurred in the transaction, in a manner the Sub-Adviser reasonably considers to be equitable and consistent with its fiduciary obligations to the Fund and to such other clients under the circumstances.

(i)	(v) To the extent the Adviser or another sub-adviser is responsible for placing orders with respect to a Fund’s portfolio transactions, the Sub-Adviser shall provide to the Adviser or such other sub-adviser such information concerning the securities or other assets to be purchased or sold on behalf of the Fund reasonably necessary to execute the transactions, including the identity of such security or asset, the number of shares or principal amount to be purchased or sold, and the timing of and restrictions, if any, on the purchase or sale (e.g., a market order versus a limit order).

(ii)	(vi) Unless and until the Sub-Adviser agrees to assume responsibility for the placement of orders with respect to the Funds’ portfolio transactions, the Sub-Adviser shall have no responsibility or liability for such services, other than the responsibility to provide the information required by subparagraph (c)(v) of this Section 1.

(d)	The Sub-Adviser shall maintain all books and records with respect to the Funds’ securities transactions required by subparagraph (b)(10) and paragraph (f) of Rule 31a-1 under the 1940 Act. The Sub-Adviser shall keep the books and records relating to the Assets required to be maintained by the Sub-Adviser under this Agreement and shall timely furnish to the Adviser all information relating to the Sub-Adviser’s services under this Agreement needed by the Adviser to keep the other books and records of the Funds required by Rule 31a-1 under the 1940 Act. The Sub-Adviser agrees that all records that it maintains on behalf of a Fund are property of the Fund and the Sub-Adviser will surrender promptly to the Fund any of such records upon the Fund’s request; provided, however, that the Sub-Adviser may retain a copy of such records. In addition, for the duration of this Agreement, the Sub-Adviser shall preserve for the periods prescribed by Rule 31a-2 under the 1940 Act any such records as are required to be maintained by it pursuant to this Agreement, and shall transfer said records to any successor sub-adviser upon the termination of this Agreement (or, if there is no successor sub-adviser, to the Adviser).

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(e)	The Sub-Adviser shall provide the Funds’ custodian on each business day with information relating to all transactions concerning the Assets and shall provide the Adviser with such information upon request of the Adviser and shall otherwise cooperate with and provide reasonable assistance to the Adviser, the Trust’s administrator, the Trust’s custodian and foreign custodians, the Trust’s transfer agent and pricing agents and all other agents and representatives of the Trust.

(f)	The Adviser acknowledges that the Sub-Adviser performs investment advisory services for various other clients in addition to the Funds and, to the extent it is consistent with applicable law and the Sub-Adviser’s fiduciary obligations, the Sub-Adviser may give advice and take action with respect to any of those other clients which may differ from the advice given or the timing or nature of action taken for a particular Fund.

(g)	The Sub-Adviser shall promptly notify the Adviser of any financial condition that is reasonably and foreseeably likely to impair the Sub-Adviser’s ability to fulfill its commitment under this Agreement.

(h)	Unless the responsibility has been retained by the Adviser or delegated by the Adviser to another sub-adviser, the Sub-Adviser shall, unless and until otherwise directed by the Adviser or the Board and consistent with the best interests of each Fund, be responsible for exercising (or not exercising in its discretion) all rights of security holders with respect to securities held by each Fund, including but not limited to: reviewing proxy solicitation materials, voting and handling proxies and converting, tendering exchanging or redeeming securities.

(i)	In performance of its duties and obligations under this Agreement, the Sub-Adviser shall not consult with any other sub-adviser to the Funds or a sub-adviser to a portfolio that is under common control with the Funds concerning the Assets, except as permitted by the policies and procedures of the Funds and subparagraph (c)(v) of this Section 1.

(j)	The Sub-Adviser shall maintain books and records with respect to the Funds’ securities transactions and keep the Board and the Adviser fully informed on an ongoing basis as agreed by the Adviser and the Sub-Adviser of all material facts concerning the Sub-Adviser and its key investment personnel providing services with respect to the Funds and the investment and the reinvestment of the Assets of the Funds. The Sub-Adviser shall furnish to the Adviser or the Board such reasonably requested regular, periodic and special reports, balance sheets or financial information, and such other information with regard to its affairs as the Adviser or Board may reasonably request and the Sub-Adviser will attend meetings with the Adviser and/or the Trustees, as reasonably requested, to discuss the foregoing. Upon the request of the Adviser, the Sub-Adviser shall also furnish to the Adviser any other information relating to the Assets that is required to be filed by the Adviser or the Trust with the SEC or sent to shareholders under the 1940 Act (including the rules adopted thereunder) or any exemptive or other relief that the Adviser or the Trust obtains from the SEC.

(k)	The Sub-Adviser shall, in accordance with procedures and methods established by the Board, which may be amended from time to time, and in conjunction with the Adviser, promptly notify the Adviser and the Trust’s administrator/fund accountant of securities in a Fund which the Sub-Adviser believes should be fair valued in accordance with the Trust’s Valuation Procedures. Such fair valuation may be required when the Sub-Adviser becomes aware of significant events that may affect the pricing of all or a portion of a Fund’s portfolio. The Sub-Adviser will provide reasonable assistance in determining the fair value of the Assets, as necessary, and use reasonable efforts to arrange for the provision of valuation information or a price(s) from a party(ies) independent of the Sub-Adviser for which market prices are not readily available, it being understood that the Sub-Adviser will not be responsible for determining the value of any such security.

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2.       Duties of the Adviser. The Adviser shall continue to have responsibility for all services to be provided to the Funds pursuant to the Investment Advisory Agreement and shall oversee and review the Sub-Adviser’s performance of its duties under this Agreement; provided, however, that in connection with its management of the Assets, nothing herein shall be construed to relieve the Sub-Adviser of responsibility for compliance in all material respects with the Trust’s Declaration of Trust (as defined herein), the Prospectus, the instructions and directions of the Board, the requirements of the 1940 Act, the Code, and all other applicable federal and state laws and regulations, as each is amended from time to time.

3.       Delivery of Documents. The Adviser has furnished the Sub-Adviser with copies of each of the following documents:

(a)	The Trust’s Agreement and Declaration of Trust (such Agreement and Declaration of Trust, as in effect on the date of this Agreement and as amended from time to time, herein called the “Declaration of Trust”);

(b)	By-Laws of the Trust (such By-Laws, as in effect on the date of this Agreement and as amended from time to time, are herein called the “By-Laws”);

(c)	Prospectus of the Funds;

(d)	Resolutions of the Board approving the engagement of the Sub-Adviser as a sub-adviser to the Funds;

(e)	Resolutions, policies and procedures adopted by the Board with respect to the Assets to the extent such resolutions, policies and procedures may affect the duties of the Sub-Adviser hereunder; and

(f)	A list of the Trust’s principal underwriter and each affiliated person of the Adviser, the Trust or the principal underwriter.

The Adviser shall promptly furnish the Sub-Adviser from time to time with copies of all amendments of or supplements to the foregoing. Until so provided, the Sub-Adviser may continue to rely on those documents previously provided. The Adviser shall not, and shall not permit any of the Funds to use the Sub-Adviser’s name or make representations regarding the Sub-Adviser or its affiliates without prior written consent of the Sub-Adviser, such consent not to be unreasonably withheld. Notwithstanding the foregoing, the Sub-Adviser’s approval is not required when the information regarding the Sub-Adviser used by the Adviser or the Funds is limited to information disclosed in materials provided by the Sub-Adviser to the Adviser and the information is used (a) as required by applicable law, rule or regulation, in the Prospectus of the Funds or in Fund shareholder reports or proxy statements; or (b) as may be otherwise specifically approved in writing by the Sub-Adviser prior to use.

4.       Compensation to the Sub-Adviser. For the services to be provided by the Sub-Adviser pursuant to this Agreement, the Adviser will pay the Sub-Adviser, and the Sub-Adviser agrees to accept as full compensation therefor, a sub-advisory fee at the rate specified in Schedule A which is attached hereto and made part of this Agreement. The fee will be calculated based on the average daily net asset value of the Assets under the Sub-Adviser’s management and will be paid to the Sub-Adviser monthly, and all such fees shall be payable within a reasonable amount of time. Except as may otherwise be prohibited by law or regulation (including any then current SEC staff interpretation), the Sub-Adviser may, in its sole discretion and from time to time, waive a portion of its fee.

In the event of termination of this Agreement, the fee provided in this Section shall be computed on the basis of the period ending on the last business day on which this Agreement is in effect subject to a pro rata adjustment based on the number of days elapsed in the current month as a percentage of the total number of days in such month.

5.       Expenses. The Sub-Adviser will furnish, at its expense, all necessary facilities and personnel, including salaries, expenses and fees of any personnel required for the Sub-Adviser to perform its duties under this Agreement and administrative facilities, including bookkeeping, and all equipment necessary for the efficient conduct of the Sub-Adviser’s duties under this Agreement. The Adviser agrees that the Sub-Adviser may enter into one of more agreements with a Fund to limit the operating expenses of a Fund from time to time.

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6.       Indemnification.

The Sub-Adviser shall indemnify and hold harmless the Adviser, the Trust, all affiliated persons thereof (within the meaning of Section 2(a)(3) of the 1940 Act), and all controlling persons (as described in Section 15 of the Securities Act of 1933, as amended) of the Adviser and of the Trust from and against any and all claims, losses, liabilities or damages (including reasonable attorney’s fees and other related expenses) however arising from or in connection with the performance of the Sub-Adviser’s obligations under this Agreement; provided, however, that the Sub-Adviser’s obligation under this Section 6 shall be reduced to the extent that the claim against, or the loss, liability or damage experienced by the Adviser, is caused by or is otherwise directly related to the Adviser’s own willful misfeasance, bad faith or gross negligence, or to the reckless disregard of its duties under this Agreement.

The Adviser shall indemnify and hold harmless the Sub-Adviser from and against any and all claims, losses, liabilities or damages (including reasonable attorney’s fees and other related expenses) however arising from or in connection with the performance of the Adviser’s obligations under this Agreement; provided, however, that the Adviser’s obligation under this Section 6 shall be reduced to the extent that the claim against, or the loss, liability or damage experienced by the Sub-Adviser, is caused by or is otherwise directly related to the Sub-Adviser’s own willful misfeasance, bad faith or gross negligence, or to the reckless disregard of its duties under this Agreement.

Neither party shall be responsible to the other party for indirect, special or consequential damages arising under this Agreement.

7.       Representations and Warranties of Sub-Adviser. The Sub-Adviser represents and warrants to the Adviser and the Funds as follows:

(a)	The Sub-Adviser is registered as an investment adviser under the Advisers Act and will continue to be so registered so long as this Agreement remains in effect;

(b)	The Sub-Adviser will immediately notify the Adviser of the occurrence of any event that would substantially impair the Sub-Adviser’s ability to fulfill its commitment under this Agreement or disqualify the Sub-Adviser from serving as an investment adviser of an investment company pursuant to Section 9(a) of the 1940 Act. The Sub-Adviser will promptly notify the Funds and the Adviser if it is served or otherwise receives notice of any action, suit, proceeding, inquiry or investigation, at law or in equity, before or by any court, government agency, self-regulatory organization, public board or body, involving the affairs of the Funds or the Sub-Adviser. The Sub-Adviser will also promptly notify the Adviser if it is dissolved or becomes bankrupt or insolvent as defined under the provisions of title 11 of the United States Code, 11 U.S.C. Section 101 et seq., as amended, modified or supplemented from time to time;

(c)	The Sub-Adviser will notify the Adviser immediately upon detection of (a) any material failure to manage the Fund(s) in accordance with the Fund(s)’ stated investment objectives and policies or any applicable law; or (b) any material breach of any of the Fund(s)’ or the Sub-Adviser’s policies, guidelines or procedures;

(d)	The Sub-Adviser is fully authorized under all applicable law to enter into this Agreement and serve as Sub-Adviser to the Funds and to perform the services described under this Agreement;

(e)	The Sub-Adviser is a private limited company duly organized and validly existing under the laws of England and Wales with the power to own and possess its assets and carry on its business as it is now being conducted;

(f)	The execution, delivery and performance by the Sub-Adviser of this Agreement are within the Sub-Adviser’s powers and have been duly authorized by all necessary action on the part of its members, and no action by or in respect of, or filing with, any governmental body, agency or official is required on the part of the Sub-Adviser for the execution, delivery and performance by the Sub-Adviser of this Agreement, and the execution, delivery and performance by the Sub-Adviser of this Agreement do not contravene or constitute a default under (i) any provision of applicable law, rule or regulation, (ii) the Sub-Adviser’s governing instruments, or (iii) any agreement, judgment, injunction, order, decree or other instrument binding upon the Sub-Adviser;

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(g)	This Agreement is a valid and binding agreement of the Sub-Adviser;

(h)	The Form ADV of the Sub-Adviser previously provided to the Adviser is a true and complete copy of the form filed with the SEC and the information contained therein is accurate and complete in all material respects as of its filing date, and does not omit to state any material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading;

(i)	The Sub-Adviser shall not divert any Fund’s portfolio securities transactions to a broker or dealer in consideration of such broker or dealer’s promotion or sales of shares of the Fund, any other series of the Trust, or any other registered investment company; and

(j)	The Sub-Adviser agrees to maintain an appropriate level of errors and omissions and professional liability insurance coverage.

8.       Representations and Warranties of the Adviser. The Adviser represents and warrants to the Sub-Adviser and the Funds as follows:

(a)	The Adviser is registered as an investment adviser under the Advisers Act and will continue to be so registered so long as this Agreement remains in effect;

(b)	The Adviser will immediately notify the Sub-Adviser of the occurrence of any event that would substantially impair the Adviser’s ability to fulfill its commitment under this Agreement or disqualify the Adviser from serving as an investment adviser of an investment company pursuant to Section 9(a) of the 1940 Act. The Adviser will promptly notify the Funds and the Sub-Adviser if it is served or otherwise receives notice of any action, suit, proceeding, inquiry or investigation, at law or in equity, before or by any court, government agency, self-regulatory organization, public board or body, involving the affairs of the Funds or the Adviser. The Adviser will also promptly notify the Sub-Adviser if it is dissolved or becomes bankrupt or insolvent as defined under the provisions of title 11 of the United States Code, 11 U.S.C. Section 101 et seq., as amended, modified or supplemented from time to time;

(c)	The Adviser will notify the Sub-Adviser immediately upon detection of any material breach of any of the Fund(s)’ or the Adviser’s policies, guidelines or procedures;

(d)	The Adviser is fully authorized under all applicable law to enter into this Agreement and serve as Adviser to the Funds and to perform the services described under this Agreement;

(e)	The Adviser is a limited liability company duly organized and validly existing under the laws of the state of Oklahoma with the power to own and possess its assets and carry on its business as it is now being conducted;

(f)	The execution, delivery and performance by the Adviser of this Agreement are within the Adviser’s powers and have been duly authorized by all necessary action on the part of its members, and no action by or in respect of, or filing with, any governmental body, agency or official is required on the part of the Adviser for the execution, delivery and performance by the Adviser of this Agreement, and the execution, delivery and performance by the Adviser of this Agreement do not contravene or constitute a default under (i) any provision of applicable law, rule or regulation, (ii) the Adviser’s governing instruments, or (iii) any agreement, judgment, injunction, order, decree or other instrument binding upon the Adviser;

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(g)	This Agreement is a valid and binding agreement of the Adviser;

(h)	The Form ADV of the Adviser previously provided to the Sub-Adviser is a true and complete copy of the form filed with the SEC and the information contained therein is accurate and complete in all material respects as of its filing date, and does not omit to state any material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading;

(i)	The Adviser shall not divert any Fund’s portfolio securities transactions to a broker or dealer in consideration of such broker or dealer’s promotion or sales of shares of the Fund, any other series of the Trust, or any other registered investment company; and

(j)	The Adviser agrees to maintain an appropriate level of errors and omissions and professional liability insurance coverage.

9.       Duration and Termination.

(a)	Duration. This Agreement shall become effective upon the date first above written, provided that this Agreement shall not take effect with respect to a Fund unless it has first been approved by a vote of a majority of those Trustees of the Trust who are not parties to this Agreement or interested persons of any such party, cast at a meeting called for the purpose of voting on such approval and by vote of a majority of the Fund’s outstanding securities. This Agreement shall continue in effect for a period of two (2) years from the date hereof, subject thereafter to being continued in force and effect from year to year if specifically approved each year by the Board or by the vote of a majority of the Fund’s outstanding voting securities. In addition to the foregoing, each renewal of this Agreement must be approved by the vote of a majority of the members of the Board who are not parties to this Agreement or interested persons of any such party in a manner consistent with the requirements of the 1940 Act and the SEC staff’s interpretations thereunder. Prior to voting on the renewal of this Agreement, the Board may request and evaluate, and the Sub-Adviser shall furnish, such information as may reasonably be necessary to enable the Board to evaluate the terms of this Agreement.

(b)	Termination. Notwithstanding whatever may be provided herein to the contrary, this Agreement may be terminated at any time, without payment of any penalty:

(i)	By vote of a majority of the Board or by vote of a majority of the outstanding voting securities of the Funds, or by the Adviser, in each case, upon ninety (90) days’ written notice to the Sub-Adviser;

(ii)	By the Sub-Adviser upon ninety (90) days’ written notice to the Adviser and the Board.

This Agreement shall terminate automatically and immediately in the event of its assignment, or, with respect to a Fund, in the event the Adviser no longer serves as investment adviser to such Fund. As used in this Section 9, the terms “assignment” and “vote of a majority of the outstanding voting securities” shall have the respective meanings set forth in the 1940 Act and the rules and regulations thereunder, subject to such exceptions as may be granted by the SEC under the 1940 Act.

Upon the termination of this Agreement, the Adviser agrees to work in earnest and take all commercially reasonable efforts, in aid of maintaining (i) continuity for the benefit of the Sub-Adviser’s clients and (ii) the Sub-Adviser’s Intellectual Property, to transition control of the any Funds and their tickers to the Sub-Adviser, should the Sub-Adviser decide to continue the management of the Fund(s) in its sole discretion.

10.       Compliance Program of the Sub-Adviser. The Sub-Adviser hereby represents and warrants that:

(a)	in accordance with Rule 206(4)-7 under the Advisers Act, the Sub-Adviser has adopted and implemented and will maintain written policies and procedures reasonably designed to prevent violation by the Sub-Adviser and its supervised persons (as such term is defined in the Advisers Act) of the Advisers Act and the rules the SEC has adopted under the Advisers Act; and

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(b)	to the extent that the Sub-Adviser’s activities or services could reasonably be expected to materially affect the Funds, the Sub-Adviser has adopted and implemented and will maintain written policies and procedures that the Trust’s chief compliance officer determines are reasonably designed to prevent violation of the “federal securities laws” (as such term is defined in Rule 38a-1 under the 1940 Act) by the Funds and the Sub-Adviser (the policies and procedures referred to in this Section 10(b), along with the policies and procedures referred to in Section 10(a), are referred to herein as the Sub-Adviser’s “Compliance Program”).

11.       Confidentiality. Subject to the duty of the Adviser or Sub-Adviser to comply with applicable law, including any demand of any regulatory or taxing authority having jurisdiction, the parties hereto shall treat as confidential all non-public information pertaining to the Funds and the actions of the Sub-Adviser and the Funds in respect thereof.

It is understood that any information or recommendation supplied in any form by the Sub-Adviser in connection with the performance of its obligations hereunder is to be regarded as confidential and for use only by the Adviser in connection with the Funds, the Board, or such persons as the Adviser may designate in connection with the Funds. It is also understood that any information supplied in any form to the Sub-Adviser in connection with the performance of its obligations hereunder is to be regarded as confidential and for use only by the Sub-Adviser in connection with its obligation to provide investment advice and other services to the Funds. The Adviser and Sub-Adviser shall each maintain and enforce adequate security procedures with respect to all materials, records, documents and data relating to any of its responsibilities pursuant to this Agreement including all means for the effecting of investment transactions.

12.       Intellectual Property Rights. Nothing in this Agreement affects either party’s ownership of any intellectual property rights (a) owned by it or its affiliates prior to the date hereof, or (b) in or to any intellectual property or other technology that is invented, authored or otherwise created independently of this Agreement. The parties are strictly prohibited from reproducing any aspect in any way of the intellectual property of the other party.

13.       Prohibition of Reverse Engineering; Trade Secrets. The algorithm and business processes underlying the Sub-Adviser’s investment management services are confidential and subject to protection as a trade secret (among other things). The Sub-Adviser retains all rights, title and interest in such algorithm. The Adviser may not reverse engineer, disassemble, decompile or translate the algorithm or otherwise attempt to derive the source code of the algorithm except to the extent allowed under applicable law. If applicable law permits such activities, the information so discovered must be promptly disclosed to the Sub-Adviser and shall be deemed to be the confidential proprietary information of the Sub-Adviser under Section 11 above.

14.       Reporting of Compliance Matters.

(a)	The Sub-Adviser shall promptly provide to the Trust’s Chief Compliance Officer (“CCO”) the following documents:

(i)	reasonable access, at the Sub-Adviser’s principal office or such other place as may be mutually agreed to by the parties, to all SEC examination correspondences, including correspondences regarding books and records examinations and “sweep” examinations, issued during the term of this Agreement which relate to the Sub-Adviser’s management of the Funds, in which the SEC identified any concerns, issues or matters (such correspondences are commonly referred to as “deficiency letters”) that are expected to materially impact the Sub-Adviser’s provision or performance of services to the Funds and the Sub-Adviser’s responses thereto; provided that the Sub-Adviser may redact from such correspondences client specific confidential information, material subject to the attorney-client privilege, and material non-public information, that the Sub-Adviser reasonably determines should not be disclosed to the Trust’s CCO;

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(ii)	a report of any material violations of the Sub-Adviser’s Compliance Program or any “material compliance matters” (as such term is defined in Rule 38a-1 under the 1940 Act) that have occurred with respect to the Sub-Adviser’s Compliance Program;

(iii)	on a quarterly basis, a report of any material changes to the policies and procedures that compose the Sub-Adviser’s Compliance Program;

(iv)	a copy of the Sub-Adviser’s chief compliance officer’s report or summary thereof (or similar document(s) which serve the same purpose) regarding his or her annual review of the Sub-Adviser’s Compliance Program, as required by Rule 206(4)-7 under the Advisers Act; and

(v)	an annual (or more frequently as the Trust’s CCO may reasonably request) representation regarding the Sub-Adviser’s compliance with Section 7 and Section 10 of this Agreement.

(b)	The Sub-Adviser shall also provide the Trust’s CCO with reasonable access during normal business hours and provided there are no public health emergencies that advise against an in-person visit, to the Sub-Adviser’s facilities for the purpose of conducting pre-arranged on-site compliance related due diligence meetings with personnel of the Sub-Adviser.

15. Names.

(a)	The Name “Exchange Traded Concepts.” The Adviser grants to the Sub-Adviser a sublicense to use the name “Exchange Traded Concepts” (the “ETC Name”). The foregoing authorization by the Adviser to the Sub-Adviser to use the ETC Name is not exclusive of the right of the Adviser itself to use, or to authorize others to use, the ETC Name; the Sub-Adviser acknowledges and agrees that, as between the Sub-Adviser and the Adviser, the Adviser has the right to use, or authorize others to use, the ETC Name. The Sub-Adviser shall only use the ETC Name in a manner consistent with uses approved by the Adviser. Notwithstanding the foregoing, neither the Sub-Adviser nor any affiliate or agent of it shall make reference to or use the ETC Name or any of the Adviser’s respective affiliates or clients names without the prior approval of the Adviser, which approval shall not be unreasonably withheld or delayed. The Sub-Adviser hereby agrees to make all reasonable efforts to cause any affiliate or agent of the Sub-Adviser to satisfy the foregoing obligation.

(b)	The Name “Kingsway Capital Partners Limited.” The Subadviser grants to the Adviser and Trust a sublicense to use the name “Kingsway Capital Partners Limited” (the “Sub-Adviser Name”) in connection with the Funds. The foregoing authorization by the Sub-adviser to the Adviser to use the Sub-Adviser Name is not exclusive of the right of the Sub-Adviser itself to use, or to authorize others to use, the Sub-Adviser Name; the Adviser acknowledges and agrees that, as between the Adviser and the Sub-Adviser, the Sub-Adviser has the right to use, or authorize others to use, the Sub-Adviser Name. The Adviser shall only use the Sub-Adviser Name in a manner consistent with uses approved by the Sub-Adviser. Notwithstanding the foregoing, neither the Adviser nor any affiliate or agent of it shall make reference to or use the Sub-Adviser Name or any of the Sub-Adviser’s respective affiliates or clients names without the prior approval of the Sub-Adviser, which approval shall not be unreasonably withheld or delayed. The Adviser hereby agrees to make all reasonable efforts to cause the Trust and any affiliate or agent of the Adviser to satisfy the foregoing obligation. The sublicense granted herein shall terminate in the event that Sub-Adviser is no longer a sub-adviser to a Fund.

16.       Governing Law. This Agreement shall be governed by the internal laws of the State of Delaware, without regard to conflict of law principles; provided, however, that nothing herein shall be construed as being inconsistent with the 1940 Act.

17.       Severability. Should any part of this Agreement be held invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors.

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18.       Notice. Any notice, advice or report to be given pursuant to this Agreement shall be deemed sufficient if delivered electronically with confirmation or mailed by registered, certified or overnight mail, postage prepaid addressed by the party giving notice to the other party at the last address furnished by the other party:

To the Adviser at:	Exchange Traded Concepts, LLC 10900 Hefner Pointe Drive Suite 401 Oklahoma City, Oklahoma 73120 Attention: J. Garrett Stevens, CEO

To the Trust’s CCO at:	Foreside Fund Officer Services, LLC 3 Canal Plaza, Suite 100 Portland, Maine Attention: Patrick Keniston, CCO

To the Sub-Adviser at:	Kingsway Capital Partners Limited 9th Floor Smithson Tower 25 St. James's Street London SW1A 1HA Attention: Conor McNaughton E:mail: [XXXX]

19.       Amendment of Agreement. This Agreement may be amended only by written agreement of the Adviser and the Sub-Adviser and only in accordance with the provisions of the 1940 Act and the rules and regulations promulgated thereunder.

20.       Entire Agreement. This Agreement embodies the entire agreement and understanding between the parties hereto, and supersedes all prior agreements and understandings relating to this Agreement’s subject matter. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute only one instrument.

21.       Interpretation. Any question of interpretation of any term or provision of this Agreement having a counterpart in or otherwise derived from a term or provision of the 1940 Act will be resolved by reference to such term or provision of the 1940 Act and to interpretations thereof, if any, by the United States courts or, in the absence of any controlling decision of any such court, by rules, regulations or orders of the SEC validly issued pursuant to the 1940 Act. Specifically, the terms “vote of a majority of the outstanding voting securities,” “interested persons,” “assignment,” and “affiliated persons,” as used herein will have the meanings assigned to them by Section 2(a) of the 1940 Act. In addition, where the effect of a requirement of the 1940 Act reflected in any provision of this Agreement is relaxed by a rule, regulation or order of the SEC, whether of special or of general application, such provision will be deemed to incorporate the effect of such rule, regulation or order.

22.       Headings. The headings in the sections of this Agreement are inserted for convenience of reference only and will not constitute a part hereof.

In the event the terms of this Agreement are applicable to more than one Fund of the Trust, the Adviser is entering into this Agreement with the Sub-Adviser on behalf of the respective Funds severally and not jointly, with the express intention that the provisions contained in each numbered paragraph hereof shall be understood as applying separately with respect to each Fund as if contained in separate agreements between the Adviser and Sub-Adviser for each such Fund. In the event that this Agreement is made applicable to any additional Funds by way of a Schedule executed subsequent to the date first indicated above, provisions of such Schedule shall be deemed to be incorporated into this Agreement as it relates to such Fund so that, for example, the execution date for purposes of Section 9 of this Agreement with respect to such Fund shall be the execution date of the relevant Schedule.

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23.       Miscellaneous.

(a)	A copy of the Certificate of Trust is on file with the Secretary of State of Delaware, and notice is hereby given that the obligations of this instrument are not binding upon any of the Trustees, officers or shareholders of the Fund or the Trust.

(b)	Where the effect of a requirement of the 1940 Act or Advisers Act reflected in any provision of this Agreement is altered by a rule, regulation or order of the SEC, whether of special or general application, such provision shall be deemed to incorporate the effect of such rule, regulation or order.

(c)	Notwithstanding anything in this Agreement to the contrary contained herein, Sub-Adviser shall not be responsible or liable for its failure to perform under this Agreement or for any losses to the Funds resulting from any event beyond the reasonable control of the Sub-Adviser or its agents, including but not limited to nationalization, expropriation, devaluation, seizure, or similar action by any governmental authority, de facto or de jure; or enactment, promulgation, imposition or enforcement by any such governmental authority of currency restrictions, exchange controls, levies or other charges affecting the Fund Accounts property; or the breakdown, failure or malfunction of any utilities or telecommunications systems; or any order or regulation of any banking or securities industry including changes in market rules and market conditions affecting the execution or settlement of transactions; or acts of war, terrorism, insurrection or revolution; or acts of God, or any other similar event.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first written above.

ADVISER: SUB-ADVISER:

Exchange Traded Concepts, LLC	Kingsway Capital Partners Limited

By: ______________________	By: _______________________

Name: J. Garrett Stevens	Name: Conor McNaughton

Title: Chief Executive Officer	Title: Director

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Schedule A

to the

Sub-Advisory Agreement

by and between

Exchange Traded Concepts, LLC

and

Kingsway Capital Partners Limited

[  ], 2021

EXCHANGE LISTED FUNDS TRUST

Sub-Advisory Fee. Pursuant to Section 4, the Adviser shall pay the Sub-Adviser compensation at an annual rate based on a percentage of the average daily net assets of each Fund as follows:

Fund	Rate	Effective Date
Kingsway Asian Growth Cubs ETF

Agreed and Accepted:

ADVISER: SUB-ADVISER:

Exchange Traded Concepts, LLC	Kingsway Capital Partners Limited

By: _______________________	By: _______________________

Name: J. Garrett Stevens	Name: Conor McNaughton

Title: Chief Executive Officer	Title: Director